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Exhibit 3.2

BYLAWS
OF
ZUMIEZ ACQUISITION CORP.

ARTICLE I
Shareholders

          Section 1.    Annual Meeting.    The annual meeting of the shareholders of the Corporation shall be held each year on the date and at the time each year as determined by the Board of Directors. The failure to hold an annual meeting at the time stated in these Bylaws does not affect the validity of any corporate action.

          Section 2.    Special Meetings.    Except as otherwise provided by law or by the Articles of Incorporation of the Corporation, as amended and restated from time to time, special meetings of shareholders of the Corporation for any purpose or purposes shall be held whenever called by (i) the Board of Directors of the Corporation, or (ii) the Chairman of the Board of Directors of the Corporation.

          Section 3.    Place of Meetings.    Meetings of shareholders shall be held at such place within or without the State of Washington as determined by the Board of Directors, pursuant to proper notice.

          Section 4.    Notice.    Notice of each shareholders' meeting stating the date, time, and place and, in case of a special meeting, the purpose(s) for which such meeting is called, shall be given by the Corporation not less than ten (10) days (unless a greater period of notice is required by law in a particular case) nor more than sixty (60) days prior to the date of the meeting, to each shareholder of record entitled to vote at such meeting unless required by law to send notice to all shareholders (regardless of whether or not such shareholders are entitled to vote), which notice may be given in any manner and by any means permitted under Title 23B of the Revised Code of Washington (the "Washington Business Corporation Act").

          Section 5.    Waiver of Notice.    A shareholder may waive any notice required to be given by these Bylaws, or the Articles of Incorporation of the Corporation, or any of the corporate laws of the State of Washington, before or after the meeting that is the subject of such notice. A valid waiver is created by any of the following three methods: (a) by transmission of a record in a form permitted by the Washington Business Corporation Act, (b) by attendance at the meeting in person or by proxy, unless the shareholder at the beginning of the meeting objects to holding the meeting or transacting business at the meeting; or (c) by failure to object at the time of presentation of a matter not within the purpose or purposes described in the meeting notice.

          Section 6.    Quorum of Shareholders.    At any meeting of the shareholders, a majority of all the shares entitled to vote on a matter, represented by shareholders of record in person or by proxy, shall constitute a quorum of that voting group for action on that matter. Once a share is represented at a meeting, other than to object to holding the meeting or transacting business, it is deemed to be present for quorum purposes for the remainder of the meeting and for any adjournment of that meeting unless a new record date is or must be set for the adjourned meeting. At such reconvened meeting, any business may be transacted that might have been transacted at the meeting as originally notified.

          Section 7.    Manner of Acting.    If a quorum exists, action on a matter is approved by a voting group if the votes cast within the voting group favoring the action exceed the votes cast within the voting group opposing the action, unless the question is one upon which by express provision of law or of the Articles of Incorporation or of these Bylaws a different vote is required. Subject to the provisions of the laws of the State of Washington, each outstanding share entitled to vote with respect to the subject matter of an issue submitted to a meeting of the shareholders shall be entitled to one vote per share, unless otherwise set forth in the Articles of Incorporation.

          Section 8.    Proxies.    Shareholders of record may vote at any meeting either in person or by proxy executed in any manner permitted under the Washington Business Corporation Act. A proxy is effective when received by the person authorized to tabulate votes for the Corporation. A proxy is valid for eleven (11) months unless a longer period is expressly provided in the proxy.

          Section 9.    Adjournment.    A majority of the shares represented at the meeting, even if less than a quorum, may adjourn the meeting from time to time. At such reconvened meeting at which a quorum is present any business may be transacted at the meeting as originally notified. If a meeting is adjourned to a different date, time or place, notice need not be given of the new date, time or place if a new date, time, or place is announced at the meeting before adjournment; however, if a new record date for the adjourned meeting is or must be fixed in accordance with the Washington Business Corporation Act, notice of the adjourned meeting must be given to persons who are shareholders as of the new record date.

          Section 10.    Director Nomination Procedures.    Nominations for election to the Board of Directors must be made by the Board of Directors or by a committee appointed by the Board of Directors for such purpose or by any shareholder of any outstanding class of capital stock of the Corporation entitled to vote for the election of directors. Nominations by shareholders must be preceded by notification in writing received by the Secretary of the Corporation (i) with respect to an election to be held at an annual meeting of the shareholders, not fewer than one hundred twenty (120) days nor more than one hundred fifty (150) days prior to the anniversary date of the prior year's annual meeting of shareholders; provided that if the date of the annual meeting is advanced more than thirty (30) days prior to or delayed by more than thirty (30) days after the anniversary of the preceding year's annual meeting, notice by the shareholder to be timely must be so delivered not earlier than the close of business on the one hundred twentieth (120th) day prior to such annual meeting and not later than the close of business on the later of (x) the ninetieth (90th) day prior to such annual meeting or (y) the tenth (10th) day following the day on which the notice of the date of the annual meeting was mailed or such public disclosure was made, and (ii) with respect to an election to be held at a special meeting of the shareholders for the election of directors, the close of business on the seventh (7th) business day following the date on which notice of such meeting is first given to shareholders. Such notification shall contain the written consent of each proposed nominee to serve as a director if so elected and the following information as to each proposed nominee and as to each person, acting alone or in conjunction with one or more other persons as a partnership, limited partnership, syndicate or other group, who participates or is expected to participate in making such nomination or in organizing, directing or financing such nomination or solicitation of proxies to vote for the nominee:

          a.     the name, age, residence, personal address and business address of each proposed nominee and of each such person;

          b.     the principal occupation or employment, the name, type of business and address of the corporation or other organization in which such employment is carried on of each proposed nominee and of each such person;

          c.     the amount of capital stock of the Corporation owned beneficially, either directly or indirectly, by each proposed nominee and each such person;

          d.     a description of any arrangement or understanding of each proposed nominee and of each such person with each other or any other person regarding future employment or any future transaction to which the Corporation will or may be a party; and

          e.     any other information concerning the nominee that must be disclosed regarding nominees in proxy solicitations pursuant to Section 14(a) of the Securities Exchange Act of 1934, as amended, and the rules under such section.

          The presiding officer of the meeting shall have the authority to determine and declare to the meeting that a nomination not preceded by notification made in accordance with the foregoing procedure shall be disregarded. Notwithstanding the foregoing provisions of this Section 10, a shareholder shall also comply with all applicable requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder with respect to the matters set forth in this Section 10. The procedures set forth in this Section 10 for nomination for the election of directors by shareholders are in addition to, and not in limitation of, any procedures now in effect or hereafter adopted by or at the discretion of the Board of Directors or any committee thereof.

          Section 11.    Proposal Procedures.    At any meeting of the shareholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before the meeting, business must be (a) specified in the Corporation's notice of meeting (or any supplement thereto), (b) by or at the direction of the Board of Directors or (c) by any shareholder of the Corporation who is a shareholder of record at the time of giving of the notice provided for in this Section 11, who shall be entitled to vote at such meeting and who complies with the notice procedures set forth in this Section 11.

          For business to be properly brought before any meeting by a shareholder pursuant to clause (c) above of this Section 11, the shareholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a shareholder's notice must be delivered to or mailed and received at the principal executive offices of the Corporation (i) with respect to an annual meeting of the shareholders, not fewer than one hundred twenty (120) days nor more than one hundred fifty (150) days prior to the anniversary date of the prior year's annual meeting of shareholders; provided that if the date of the annual meeting is advanced more than thirty (30) days prior to or delayed by more than thirty (30) days after the anniversary of the preceding year's annual meeting, notice by the shareholder to be timely must be so delivered not earlier than the close of business on the one hundred twentieth (120th) day prior to such annual meeting of shareholders and not later than the close of business on the later of (x) the ninetieth (90th) day prior to such annual meeting or (y) the tenth (10th) day following the day on which the notice of the date of the annual meeting was mailed or such public disclosure was made, and (ii) with respect to an election to be held at a special meeting of the shareholders for the election of Directors, the close of business on the seventh (7th) business day following the date on which notice of such meeting is first given to shareholders. A shareholder's notice to the Secretary shall set forth as to each matter the shareholder proposes to bring before the meeting (a) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting, (b) the name and address, as they appear on the Corporation's books, of the shareholder proposing such business, and the name and address of the beneficial owner, if any, on whose behalf the proposal is made, (c) the class and number of shares of the Corporation which are owned beneficially and of record by such shareholder of record and by the beneficial owner, if any, on whose behalf of the proposal is made and (d) any material interest of such shareholder of record and the beneficial owner, if any, on whose behalf the proposal is made in such business.

          Notwithstanding anything in these Bylaws to the contrary, no business shall be conducted at a meeting except in accordance with the procedures set forth in this Section 11. The presiding officer of the meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting and in accordance with the procedures prescribed by this Section 11, and if such person should so determine, such person shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted. Notwithstanding the foregoing provisions of this Section 11, a shareholder desiring to include a proposal in the Corporation's proxy statement must also comply with all applicable requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder with respect to the matters set forth in this Section 11.

ARTICLE II
Board of Directors

          Section 1.    Powers of Directors.    All corporate powers shall be exercised by or under the authority of, and the business and affairs of the Corporation shall be managed under the direction of, the Board of Directors, except as otherwise provided by the Articles of Incorporation.

          Section 2.    Number and Qualifications.    The business affairs and property of the Corporation shall be managed by a Board of Directors of not less than one (1) director nor more than thirteen (13) directors. The number of directors may at any time be increased or decreased by the Board of Directors at any regular or special meeting. Directors need not be shareholders of the Corporation or residents of the State of Washington, but must have reached the age of majority.

          Section 3.    Election—Term of Office.    The directors shall be divided into three (3) groups as nearly as equal in number as possible and shall be known as Class I, Class II and Class III. The terms of the initial Class I directors expire at the annual meeting of shareholders held in 2006. The terms of the initial Class II directors expire at the annual meeting of shareholders held in 2007. The terms of the initial Class III directors expire at the annual meeting of shareholders held in 2008. Thereafter, the terms of the directors of each class shall be three (3) years, commencing on the date of election and each director shall hold office until his or her successor is elected and qualified, or until his or her death, resignation or removal. At each annual meeting of shareholders, the successors of the class of directors whose term expires at that meeting shall be elected to hold office for a term expiring at the annual meeting of shareholders held in the third year following the year of their election. Directors shall be elected at annual shareholders' meetings by a plurality of all votes present in person or by proxy at the meeting and entitled to vote on the election of directors. If, for any reason, the directors shall not have been elected at any annual meeting, they may be elected at a special meeting of shareholders called for that purpose in the manner provided by these Bylaws.

          Section 4.    Regular Meetings.    Regular meetings of the Board of Directors shall be held at such places, and at such times as the Board of Directors by vote may determine, and, if so determined, no notice thereof need be given.

          Section 5.    Special Meetings.    Special meetings of the Board of Directors may be held at any time or place whenever called by the Chief Executive Officer (or in the absence of a Chief Executive Officer, by the President), or two (2) or more directors, notice thereof being given to each director by the officer calling or by the officer directed to call the meeting.

          Section 6.    Notice.    No notice is required for regular meetings of the Board of Directors. Notice of special meetings of the Board of Directors, stating the date, time, and place thereof, shall be given at least two (2) days prior to the date of the meeting. The purpose of the meeting need not be given in the notice.

          Section 7.    Waiver of Notice.    A director may waive notice of a special meeting of the Board of Directors either before or after the meeting, and such waiver shall be deemed to be the equivalent of giving notice. The waiver must be delivered to the Chief Executive Officer or Secretary of the Corporation (or such other person as may be so designated by the Chief Executive Officer or Secretary) for inclusion in the Corporation's corporate records in any manner and by any means permitted under the Washington Business Corporation Act. Attendance of a director at a meeting shall constitute waiver of notice of that meeting unless said director attends for the express purpose of objecting to the transaction of business because the meeting has not been lawfully called or convened.

          Section 8.    Quorum of Directors.    A majority of the members of the Board of Directors shall constitute a quorum for the transaction of business. When a quorum is present at any meeting, a majority of the members present thereat shall decide any question brought before such meeting, except as otherwise provided by the Articles of Incorporation or by these Bylaws.

          Section 9.    Adjournment.    A majority of the directors present, even if less than a quorum, may adjourn a meeting and continue it to a later time. Notice of the adjourned meeting or of the business to be transacted thereat, other than by announcement, shall not be necessary. At any adjourned meeting at which a quorum is present, any business may be transacted which could have been transacted at the meeting as originally called.

          Section 10.    Resignation and Removal.    Any director of the Corporation may resign at any time by giving written notice to the Board of Directors, its Chair, the Chief Executive Officer, the President, or Secretary of the Corporation in any manner and by any means permitted under the Washington Business Corporation Act. Any such resignation is effective when the notice is delivered, unless the notice specifies a later effective date. The shareholders, at a special meeting called expressly for that purpose, may remove from office one or more directors, but only for cause, and only by the affirmative vote of the holders of at least a majority of the voting power of the issued and outstanding capital stock of the Corporation entitled to vote in the election of directors.

          Section 11.    Vacancies.    Unless otherwise provided by law, in case of any vacancy in the Board of Directors, including a vacancy resulting from an increase in the number of directors, the remaining directors, whether constituting a quorum or not, may fill the vacancy. Newly created directorships resulting from any increase in the number of directors, created in accordance with the Bylaws of the Corporation, and any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal or other cause shall be filled by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the Board of Directors, or by a sole remaining director, and not by the shareholders. Any director elected in accordance with the preceding sentence shall hold office for the remainder of the full term of the class of directors in which the new directorship was created or the vacancy occurred and until such director's successor shall have been elected and qualified, or until such director's earlier death, resignation or removal. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

          Section 12.    Compensation.    By resolution of the Board of Directors, each director may be reimbursed for expenses, if any, of attendance at each meeting of the Board of Directors, and may be paid a fee for serving as director, or a fixed sum for attendance at each meeting of the Board of Directors, or both. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

          Section 13.    Presumption of Assent.    A director of the Corporation who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless:

          a.     The director objects at the beginning of the meeting, or promptly upon the director's arrival, to holding it or transacting business at the meeting;

          b.     The director's dissent or abstention from the action taken is entered in the minutes of the meeting; or

          c.     The director shall file written dissent or abstention with the presiding officer of the meeting before its adjournment or to the Chief Executive Officer, the President or Secretary of the Corporation (or such other person as may be so designated by the Chief Executive Officer, the President or Secretary) within a reasonable time after adjournment of the meeting.

          The right of dissent or abstention is not available to a director who votes in favor of the action taken.

          Section 14.    Committees.    The Board of Directors, by resolution adopted by a majority of the full Board of Directors, may designate from among its members an Executive Committee and one or more other committees, each of which:

          a.     Must have two (2) or more members;

          b.     Must be governed by the same rules regarding meetings, action without meetings, notice, waiver of notice, quorum and voting requirements as applied to the Board of Directors; and

          c.     To the extent provided in such resolution, shall have and may exercise all the authority of the Board of Directors, except no such committee shall have the authority to:

            (1)    Authorize or approve a distribution except according to a general formula or method prescribed by the Board of Directors;

            (2)    Approve or propose to shareholders action which the Washington Business Corporation Act requires to be approved by shareholders;

            (3)    Fill vacancies on the Board of Directors or on any of its committees;

            (4)    Amend the Articles of Incorporation;

            (5)    Adopt, amend, or repeal the Bylaws;

            (6)    Approve a plan of merger not requiring shareholder approval; or

            (7)    Authorize or approve the issuance or sale or contract for sale of shares, or determine the designation and relative rights, preferences, and limitations of a class or series of shares, except that the Board of Directors may authorize a committee, or a senior executive officer of the Corporation, to do so within limits specifically prescribed by the Board of Directors.

ARTICLE III
Special Measures Applying to
Shareholders' and Directors' Meetings

          Section 1.    Action by Consent.    Any action required or permitted to be taken at a meeting of the shareholders or the Board of Directors may be accomplished without a meeting if the action is taken by shareholders holding of record or otherwise entitled to vote in the aggregate not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote on the action were present and voted (provided that, if the Corporation is a public company (as defined in RCW 23B.01.400, then the action must be taken by written consent of all shareholders entitled to vote on the action), or all the members of the Board of Directors, as the case may be. The action must be evidenced by one or more consents, communicated by any means permitted by the Washington Business Corporation Act, describing the action to be taken, signed by shareholders holding of record or otherwise entitled to vote in the aggregate not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote on the action were present and voted (provided that, if the Corporation is a public company (as defined in RCW 23B.01.400), then such action must be unanimous), or by all directors, as the case may be, and delivered to the Chief Executive Officer or Secretary of the Corporation (or such other person as may be so designated by the Chief Executive Officer or Secretary) for inclusion in the minutes in any manner and by any means permitted under the Washington Business Corporation Act. Directors' consents may be provided either before or after the action taken.

          Action taken by unanimous consent of the directors is effective when the last director provides consent, unless the consent specifies a later effective date. Action taken by majority consent of the shareholders is effective, so long as the Corporation is not a public company (as defined in RCW 23B.01.400), when the requisite consents have been received by the Chief Executive Officer, the President or Secretary of the Corporation (or such other person as may be so designated by the Chief Executive Officer, the President or Secretary) and the period of advance notice required by the Corporation's Articles of Incorporation to be given to any nonconsenting shareholders has been satisfied, unless the consent specifies a later effective date.

          If the corporate laws of the State of Washington require that notice of a proposed action be given to nonvoting shareholders and the action is to be taken by majority consent of the voting shareholders (so long as the Corporation is not a public company (as defined in RCW 23B.01.400)), the Corporation must give its nonvoting shareholders notice, communicated by any means permitted by the Washington Business Corporation Act, of the proposed action at least seventy-two (72) hours before the action is taken, except that at least twenty (20) days' notice is required in the case of an action that would constitute a significant business transaction under RCW 23B.19.020(15). The notice must contain or be accompanied by the same material that would have been required to be sent to the nonvoting shareholders in a notice of meeting at which the proposed action would have been submitted to a vote of the shareholders.

          Section 2.    Conference Telephone.    Meetings of the Board of Directors may be effectuated by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other during the meeting. Participation by such means shall constitute presence in person at such meeting.

          Section 3.    Notice.    Notice may be communicated by any means permitted by the Washington Business Corporation Act, and is effective when specified in the Washington Business Corporation Act.

ARTICLE IV
Officers

          Section 1.    Positions.    The officers of the Corporation must be a President and Chief Executive Officer, Chief Financial Officer and Secretary and may be one or more Vice Presidents and a Treasurer, as appointed by the Board of Directors. The Board of Directors may appoint a separate Chief Executive Officer and President, if it so chooses. Such other officers and assistant officers as may be necessary may be appointed by the Board of Directors or by a duly appointed officer to whom such authority has been delegated by resolution of the Board of Directors. No officer need be a shareholder or a director of the Corporation. Any two or more offices may be held by the same person.

          The Board of Directors in its discretion may elect a Chair from amongst its members to serve as Chair of the Board of Directors, who, when present shall preside at all meetings of the Board of Directors, and who shall have such other powers as the Board of Directors may determine.

          Section 2.    Appointment and Term of Office.    The officers of the Corporation shall be appointed annually by the Board of Directors at the first meeting of the Board of Directors held after each annual meeting of the shareholders. If officers are not appointed at such meeting, such appointment shall occur as soon as possible thereafter. Each officer shall hold office until a successor shall have been appointed and qualified or until said officer's earlier death, resignation, or removal.

          Section 3.    Powers and Duties.    If the Board of Directors appoints persons to fill the following officer positions, such officer shall have the powers and duties set forth below:

          a.     President and Chief Executive Officer.    The President and Chief Executive Officer shall be the chief executive officer of the Corporation and, subject to the direction and control of the Board of Directors, shall have general supervision of the business of the Corporation. Unless a Chair of the Board of Directors has been elected and is present, the Chief Executive Officer shall preside at meetings of the Board of Directors.

          The Chief Executive Officer, the Chief Financial Officer, or any Vice President or such other person(s) as are specifically authorized by vote of the Board of Directors, shall sign all bonds, deeds, mortgages, and any other agreements, and such signature(s) shall be sufficient to bind the Corporation. The Chief Executive Officer shall perform such other duties as the Board of Directors shall designate.

          b.     Chief Financial Officer.    The Chief Financial Officer shall oversee the care and custody of the money, funds and securities of the Corporation, shall account for the same, and shall have and exercise, under the supervision of the Board of Directors, all powers incident to this office.

          c.     Vice President.    During the absence or disability of the Chief Executive Officer, the Vice President (or in the event that there be more than one Vice President, the Vice Presidents in the order designated by the Board of Directors) shall exercise all functions of the Chief Executive Officer, except as limited by resolution of the Board of Directors. Each Vice President shall have such powers and discharge such duties as may be assigned from time to time to such Vice President by the Chief Executive Officer or by the Board of Directors.

          d.     Secretary.    The Secretary shall:

            (1)    Prepare minutes of the directors' and shareholders' meetings and keep them in one or more books provided for that purpose;

            (2)    Authenticate records of the Corporation;

            (3)    See that all notices are duly given in accordance with the provisions of these Bylaws or as required by law;

            (4)    Be custodian of the corporate records and of the seal of the Corporation (if any), and affix the seal of the Corporation to all documents as may be required;

            (5)    Keep a register of the post office address of each shareholder which shall be furnished to the Secretary by such shareholder;

            (6)    Sign with the Chief Executive Officer, the President, or a Vice President, certificates for shares of the Corporation, the issuance of which shall have been authorized by resolution of the Board of Directors;

            (7)    Have general charge of the stock transfer books of the Corporation; and

            (8)    In general, perform all the duties incident to the office of Secretary and such other duties as from time to time may be assigned to him by the Chief Executive Officer or by the Board of Directors. In the Secretary's absence, an Assistant Secretary shall perform the Secretary's duties.

          e.     Treasurer.    The Treasurer shall have the care and custody of the money, funds, and securities of the Corporation, shall account for the same, and shall have and exercise, under the supervision of the Board of Directors, all the powers and duties commonly incident to this office.

          f.      Assistant Secretary.    The Assistant Secretary shall perform such duties and have such powers as from time to time may be assigned them by the Board of Directors, the Chief Executive Officer, the President, any Vice President, or the Secretary, and in the absence of the Secretary or in the event of the Secretary's inability or refusal to act, shall perform the duties of the Secretary, and when so acting, shall have all of the powers of and be subject to all of the restrictions upon the Secretary.

          Section 4.    Salaries and Contract Rights.    The salaries, if any, of the officers shall be fixed from time to time by the Board of Directors. The appointment of an officer shall not of itself create contract rights.

          Section 5.    Resignation or Removal.    Any officer of the Corporation may resign at any time by giving notice to the Board of Directors in any manner and by any means permitted under the Washington Business Corporation Act. Any such resignation is effective when the notice is delivered, unless the notice specifies a later date, and shall be without prejudice to the contract rights, if any, of such officer.

          The Board of Directors may remove any officer or agent appointed by it, with or without cause. The removal shall be without prejudice to the contract rights, if any, of the person so removed.

          Section 6.    Vacancies.    If any office becomes vacant by any reason, the Board of Directors may appoint a successor or successors who shall hold office for the unexpired term.

ARTICLE V
Certificates of Shares and Their Transfer

          Section 1.    Issuance; Certificates of Shares.    No shares of the Corporation shall be issued unless authorized by the Board of Directors. Such authorization shall include the maximum number of shares to be issued, the consideration to be received (which may be stated in terms of a range or minimum), and a statement that the Board of Directors considers the consideration to be adequate. Certificates for shares of the Corporation shall be in such form as is consistent with the provisions of the Washington Business Corporation Act and shall state:

          a.     The name of the Corporation and that the Corporation is organized under the laws of the State of Washington;

          b.     The name of the person to whom issued; and

          c.     The number and class of shares and the designation of the series, if any, which such certificate represents.

          If the Corporation is authorized to issue different classes of shares or different series within a class, the designations, relative rights, preferences, and limitations applicable to each class and the variations in rights, preferences, and limitations determined for each series, and the authority of the Board of Directors to determine variations for future series, must be summarized on the front or back of each certificate. Alternatively, each certificate may state conspicuously on its front or back that the Corporation will furnish the shareholder this information without charge on request in writing. The certificate shall be signed by original or facsimile signature of the President or any Vice President and by the Treasurer or the Secretary or any Assistant Secretary of the Corporation, and the seal of the Corporation may be affixed thereto.

          Section 2.    Transfer of Stock.    Subject to restrictions on transfer in the Articles of Incorporation, these Bylaws or other contractual restrictions, if any, shares of stock may be transferred by delivery of the certificate accompanied by either an assignment in writing on the back of the certificate or by a written power of attorney to assign and transfer the same on the books of the Corporation, signed by the record holder of the certificate. The shares shall be transferable on the books of the Corporation upon surrender thereof so assigned or endorsed.

          Section 3.    Loss or Destruction of Certificates.    In case of the loss, mutilation, or destruction of a certificate of stock, a duplicate certificate may be issued upon such terms as the Board of Directors shall prescribe.

          Section 4.    Record Date and Transfer Books.    For the purpose of determining shareholders who are entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the Board of Directors may fix in advance a record date for any such determination of shareholders, such date in any case to be not more than seventy (70) days and, in case of a meeting of shareholders, not less than ten (10) days prior to the date on which the particular action requiring such determination of shareholders is to be taken.

          If no record date is fixed for such purposes, the date on which notice of the meeting is communicated by any means permitted by the Washington Business Corporation Act or the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of shareholders.

          When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, such determination shall apply to any adjournment thereof, unless the Board of Directors fixes a new record date, which it must do if the meeting is adjourned more than one hundred twenty (120) days after the date is fixed for the original meeting.

          Section 5.    Voting Record.    The officer or agent having charge of the stock transfer books for shares of the Corporation shall make at least ten (10) days before each meeting of shareholders a complete record of the shareholders entitled to vote at such meeting or any adjournment thereof, arranged in alphabetical order, with the address, or, provided such shareholder has consented to receipt of electronic notice pursuant to the Washington Business Corporation Act, the electronic address of and the number of shares held by each. Such record shall be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting for the purposes thereof.

ARTICLE VI
Books and Records

          Section 1.    Books of Accounts, Minutes, and Share Register.    The Corporation:

          a.     Shall keep as permanent records minutes of all meetings of its shareholders and Board of Directors, a record of all actions taken by the shareholders or Board of Directors without a meeting, and a record of all actions taken by a committee of the Board of Directors exercising the authority of the Board of Directors on behalf of the Corporation;

          b.     Shall maintain appropriate accounting records;

          c.     Shall maintain (or its agent shall maintain) a record of its shareholders, in a form that permits preparation of a list of the names and addresses, and electronic addresses for those shareholders who have consented to receipt of electronic notice pursuant to the Washington Business Corporation Act, of all shareholders, in alphabetical order by class of shares showing the number and class of shares held by each; and

          d.     Shall keep a copy of the following records at its principal office:

            (1)    The Articles of Incorporation and all amendments thereto currently in effect;

            (2)    The Bylaws and all amendments thereto currently in effect;

            (3)    The minutes of all shareholders' meetings, and records of all actions taken by shareholders without a meeting, for the past three (3) fiscal years;

            (4)    Its financial statements for the past three (3) fiscal years, including balance sheets showing in reasonable detail the financial condition of the Corporation as of the close of each fiscal year, and an income statement showing the results of its operations during each fiscal year prepared on the basis of generally accepted accounting principles or, if not, prepared on a basis explained therein;

            (5)    All communications to shareholders generally within the past three (3) fiscal years;

            (6)    A list of the names and business addresses of its current directors and officers; and

            (7)    Its most recent annual report delivered to the Secretary of State of Washington.

          Section 2.    Copies of Resolutions.    Any person dealing with the Corporation may rely upon a copy of any of the records of the proceedings, resolutions, or votes of the Board of Directors or shareholders, when certified by the Chief Executive Officer, the President or Secretary.

ARTICLE VII
Indemnification of Officers, Directors, Employees and Agents

          Section 1.    Definitions.    As used in this Article:

          a.     "Act" means the Washington Business Corporation Act, now or hereafter in force.

          b.     "Agent" means an individual who is or was an agent of the Corporation or an individual who, while an agent of the Corporation, is or was serving at the Corporation's request as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise. "Agent" includes, unless the context requires otherwise, the estate or personal representative of an agent.

          c.     "Corporation" means this Corporation, and any domestic or foreign predecessor entity which, in a merger or other transaction, ceased to exist.

          d.     "Director" means an individual who is or was a director of the Corporation or an individual who, while a director of the Corporation, is or was serving Corporation's request as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise. "Director" includes, unless the context requires otherwise, the estate or personal representative of a director.

          e.     "Employee" means an individual who is or was an employee of the Corporation or an individual, while an employee of the Corporation, is or was serving at the Corporation's request as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise. "Employee" includes, unless the context requires otherwise, the estate or personal representative of an employee.

          f.      "Expenses" means all expenses incurred in connection with any proceeding, including without limitation fees and expenses of counsel.

          g.     "Indemnitee" means an individual made a party to a proceeding because the individual is or was a Director, Officer, Employee, or Agent of the Corporation, and who possesses indemnification rights pursuant to the Articles of Incorporation, these Bylaws, or other corporate action. "Indemnitee" shall also include the heirs, executors, and other successors in interest of such individuals.

          h.     "Liability" means the obligation to pay a judgment, settlement, penalty, fine, including an excise tax assessed with respect to an employee benefit plan, or reasonable expenses incurred with respect to a proceeding.

          i.      "Officer" means an individual who is or was an officer of the Corporation or an individual who, while an officer of the Corporation, is or was serving at the Corporation's request as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise. "Officer" includes, unless the context requires otherwise, the estate or personal representative of an officer.

          j.      "Party" includes an individual who was, is, or is threatened to be named a defendant or respondent in a proceeding.

          k.     "Proceeding" means any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, and whether formal or informal.

          Section 2.    Indemnification Rights of Directors, Officers, Employees and Agents.    The Corporation shall indemnify its Directors, Officers, and Employees to the full extent permitted by applicable law as then in effect against liability arising out of a Proceeding to which such individual was made a party because the individual is or was a Director, Officer, or Employee of the Corporation. The Corporation may also indemnify Agents at the discretion of the Board of Directors. The Corporation may, at the discretion of the Board of Directors, advance Expenses incurred by such persons who are parties to a Proceeding in advance of final disposition of the Proceeding, as provided herein.

          Section 3.    Procedure for Seeking Indemnification and/or Advancement of Expenses.

          a.     Notification and Defense of Claim.    Indemnitee shall promptly notify the Chief Executive Officer or Secretary of the Corporation (or such other person as may be so designated by the Chief Executive Officer or Secretary) in writing of any Proceeding for which indemnification could be sought under this Article. In addition, Indemnitee shall give the Chief Executive Officer or Secretary of the Corporation (or such other person as may be so designated by the Chief Executive Officer or Secretary) such information and cooperation as the Corporation may reasonably require and as shall be within Indemnitee's power.

          With respect to any such Proceeding as to which Indemnitee has notified the Chief Executive Officer or Secretary (or such other person as may be so designated by the Chief Executive Officer or Secretary):

            (1)    The Corporation will be entitled to participate therein at its own expense; and

            (2)    Except as otherwise provided below, to the extent that it may wish, the Corporation, jointly with any other indemnifying party similarly notified, will be entitled to assume the defense thereof, with counsel satisfactory to Indemnitee. Indemnitee's consent to such counsel may not be unreasonably withheld.

          After notice from the Corporation to Indemnitee of its election to assume the defense, the Corporation will not be liable to Indemnitee under this Article for any Expenses subsequently incurred by Indemnitee in connection with such defense. However, Indemnitee shall continue to have the right to employ its counsel in such Proceeding, at Indemnitee's expense; and if:

            (a)    The employment of counsel by Indemnitee has been authorized by the Corporation;

            (b)   Indemnitee shall have reasonably concluded that there may be a conflict of interest between the Corporation and Indemnitee in the conduct of such defense; or

            (c)    The Corporation shall not in fact have employed counsel to assume the defense of such Proceeding,

  the fees and Expenses of Indemnitee's counsel shall be at the expense of the Corporation.

          The Corporation shall not be entitled to assume the defense of any Proceeding brought by or on behalf of the Corporation or as to which Indemnitee shall reasonably have made the conclusion that a conflict of interest may exist between the Corporation and the Indemnitee in the conduct of the defense.

          b.     Information to be Submitted and Method of Determination and Authorization of Indemnification.    For the purpose of pursuing rights to indemnification under this Article, the Indemnitee shall submit to the Board of Directors a sworn statement requesting indemnification and reasonable evidence of all amounts for which such indemnification is requested (together, the sworn statement and the evidence constitutes an "Indemnification Statement").

          Submission of an Indemnification Statement to the Board shall create a presumption that the Indemnitee is entitled to indemnification hereunder, and the Corporation shall, within sixty

  (60) calendar days of the final disposition of the Proceeding under which such Indemnitee is seeking indemnification, make the payments requested in the Indemnification Statement to or for the benefit of the Indemnitee, unless: (1) within such sixty (60) calendar day period it shall be determined by the Corporation that the Indemnitee is not entitled to indemnification under this Article; (2) such vote shall be based upon clear and convincing evidence (sufficient to rebut the foregoing presumption); and (3) the Indemnitee shall receive notice in writing of such determination, which notice shall disclose with particularity the evidence upon which the determination is based, and may be given in any manner and by any means permitted under the Washington Business Corporation Act.

          At the election of the Chief Executive Officer, the foregoing determination may be made by either: (1) the consent of the shareholders owning a majority of the stock in the Corporation; given in any manner and by any means permitted under the Washington Business Corporation Act, (2) a committee chosen by consent, given in any manner and by any means permitted under the Washington Business Corporation Act, of a majority of the directors of the Corporation, and consisting solely of two (2) or more directors not at the time parties to the Proceeding; or (3) as provided by RCW 23B.08.550, as amended.

          Any determination that the Indemnitee is not entitled to indemnification, and any failure to make the payments requested in the Indemnification Statement, shall be subject to judicial review by any court of competent jurisdiction.

          c.     Special Procedure Regarding Advance for Expenses.    An Indemnitee seeking payment of Expenses in advance of a final disposition of the Proceeding must furnish the Chief Executive Officer or Secretary of the Corporation (or such other person as may be so designated by the Chief Executive Officer or Secretary), as part of the Indemnification Statement:

            (1)    A written affirmation of the Indemnitee's good faith belief that the Indemnitee has met the standard of conduct required to be eligible for indemnification; and

            (2)    A written undertaking, constituting an unlimited general obligation of the Indemnitee, to repay the advance if it is ultimately determined that the Indemnitee did not meet the required standard of conduct.

          If the Board of Directors determines that indemnification is reasonably likely to be authorized by the Corporation, the Indemnitee's request for advance of Expenses may be granted (at the discretion of the Board of Directors).

          d.     Settlement.    The Corporation is not liable to indemnify Indemnitee for any amounts paid in settlement of any Proceeding without the Corporation's consent. The Corporation shall not settle any Proceeding in any manner which would impose any penalty or limitation on Indemnitee without Indemnitee's consent. Neither the Corporation nor Indemnitee may unreasonably withhold its consent to a proposed settlement.

          Section 4.    Contract and Related Rights.

          a.     Contract Rights.    The right of an Indemnitee to indemnification is a contract right upon which the Indemnitee shall be presumed to have relied in determining to serve or to continue to serve in his or her capacity with the Corporation. Such right shall continue as long as the Indemnitee shall be subject to any possible Proceeding. Any amendment to or repeal of this Article shall not adversely affect any right or protection of an Indemnitee with respect to any acts or omissions of such Indemnitee occurring prior to such amendment or repeal.

          b.     Optional Insurance, Contracts, and Funding.    The Corporation may:

            (1)    Maintain insurance, at its expense, to protect itself and any Indemnitee against any liability, whether or not the Corporation would have power to indemnify the individual against the same liability under RCW 23B.08.510 or .520, or a successor statute;

            (2)    Enter into contracts with any Indemnitee in furtherance of this Article and consistent with the Act; and

            (3)    Create a trust fund, grant a security interest, or use other means (including without limitation a letter of credit) to ensure the payment of such amounts as may be necessary to effect indemnification as provided in this Article.

          c.     Severability.    If any provision or application of this Article shall be invalid or unenforceable, the remainder of this Article and its remaining applications shall not be affected thereby, and shall continue in full force and effect.

          d.     Right of Indemnitee to Bring Suit.    If a claim under this Article for indemnification is not paid in full by the Corporation within sixty (60) calendar days of the final disposition of the Proceeding under which an Indemnitee is seeking indemnification, then the Indemnitee may, but need not, at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. To the extent successful in whole or in part, the Indemnitee shall be entitled to also be paid the Expense (to be proportionately prorated if the Indemnitee is only partially successful) of prosecuting such claim.

          Neither: (1) the failure of the Corporation (including its Board of Directors, its shareholders, or independent legal counsel) to have made a determination prior to the commencement of such Proceeding that indemnification or reimbursement or advancement of Expenses to the Indemnitee is proper in the circumstances; nor (2) an actual determination by the Corporation (including its Board of Directors, its shareholders, or independent legal counsel) that the Indemnitee is not entitled to indemnification or to the reimbursement or advancement of Expenses, shall be a defense to the Proceeding or create a presumption that the Indemnitee is not so entitled.

          Section 5.    Exceptions.    Any other provision herein to the contrary notwithstanding, the Corporation shall not be obligated pursuant to the terms of these Bylaws to indemnify an Indemnitee with respect to any Proceeding:

          a.     Claims Initiated by Indemnitee.    Initiated or brought voluntarily by Indemnitee and not by way of defense, except with respect to Proceedings brought to establish or enforce a right to indemnification under these Bylaws or any other statute or law or as otherwise required under the statute; but such indemnification or advancement of Expenses may be provided by the Corporation in specific cases if the Board of Directors finds it to be appropriate.

          b.     Lack of Good Faith.    Instituted by Indemnitee to enforce or interpret these Bylaws, if a court of competent jurisdiction determines that each of the material assertions made by Indemnitee in such Proceeding was not made in good faith or was frivolous.

          c.     Insured Claims.    For which any of the Expenses for which indemnification is being sought have been paid directly to Indemnitee by an insurance carrier under a policy of officers' and directors' liability insurance maintained by the Corporation.

          d.     Prohibited by Law.    If the Corporation is prohibited by the Washington Business Corporation Act or other applicable law as then in effect from paying such indemnification and/or advancement of Expenses. For example, the Securities and Exchange Commission ("SEC") has taken the position that indemnification is not possible for liabilities arising under certain federal securities laws, and federal legislation prohibits indemnification for certain ERISA violations.

          Section 6.    Non-Exclusivity of Rights.    The rights to indemnification and to advancement of expenses conferred in this Article VII shall not be exclusive of any other right which any person may have or hereafter acquire under the Articles of Incorporation, these Bylaws, or any statute, agreement, vote of shareholders or directors or otherwise.

ARTICLE VIII
Amendment of Bylaws

          Section 1.    By the Shareholders.    These Bylaws may be amended or repealed at any regular or special meeting of the shareholders by an affirmative vote of not less than 66 2/3 percent of the voting power of the issued and outstanding capital stock of the Corporation entitled to vote in the election of directors voting together as a single class.

          Section 2.    By the Board of Directors.    These Bylaws may be amended or repealed by the affirmative vote of a majority of the Board of Directors at any meeting of the Board of Directors. However, the directors may not modify the Bylaws fixing their qualifications, classifications, or term of office.

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CERTIFICATE OF ADOPTION

          The undersigned Secretary of Zumiez Acquisition Corp. does hereby certify that the above and foregoing Bylaws of said Corporation were adopted by the directors as the Bylaws of said Corporation and that the same do now constitute the Bylaws of the Corporation.

DATED as of March , 2005.
Brenda I. Morris, Secretary

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  Exhibit 3.2
BYLAWS OF ZUMIEZ ACQUISITION CORP.